SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the registrant  ☐

Check the appropriate box:

☐	Preliminary proxy statement.
☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).
☐	Definitive proxy statement.
☑	Definitive additional materials.
☐	Soliciting material under §240.14a-12.

Medco Health Solutions, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it is determined):

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Beginning December 16, 2011, Medco Health Solutions, Inc. (“Medco”) provided the following materials to Medco stockholders:

Express Scripts and Medco Health Solutions

The right merger. The right time. The right benefits.

A variety of indicators highlight the potential benefits of an Express-Medco merger.

Economic Data on Cost savings and Jobs:

•	Today, Express Scripts and Medco save employers, the federal government, labor unions and consumers up to $87 billion annually on the cost of prescription medications.

•	$21.7 billion a year for the federal government and Medicare beneficiaries,

•	$61.9 billion every year for employers, workers and their families,

•	$3.5 billion per year for labor unions.

•	The combined entity is projected to save $1 billion for purchasers in the first year alone.

•	PBM services meaningfully improve the economy and job market.

•	Annual savings generated by PBMs for the commercial sector will cover the cost of more than 700,000 jobs in 2012.

•	Each 1% decrease in prescription drug expenditures covers the cost of 20,000 jobs nationwide.

Public Opinion Research:

•

Americans view the role PBMs play in driving down drug costs in the health care system as important. A majority (58%) value the role PBMs’ play in providing prescriptions to millions of Americans and ensuring greater affordability by negotiating lower costs.

•

Overwhelmingly, people say negotiating prices and ensuring safety are important services PBMs provide. When asked to rate the importance of specific activities PBMs undertake to lower prescription drug costs, three-quarters or more of respondents cited their ability to negotiate better prices from retail pharmacies (78%) and drug manufacturers (75%); and their work to ensure the safety of prescription medicines by helping avoiding adverse drug interactions (75%).

•	71% of respondents view their work to reduce fraud and waste in the health care system as important;

•	70% say their efforts to encourage the use of high quality generics over brand name drugs is an important way to lower costs; and,

•	66% believe their ability to provide the “option of lower cost delivery by mail” is important.

•	People also see the services PBMs provide as valuable in lowering prescription drug costs and associated premiums for employers and consumers.

Opinion Leaders:

•	Health Care Policy Experts: Former Sen. Tom Daschle and former HHS secretary Michael Leavitt have published favorable op-eds.

•

Respected Economist: Jonathan Orszag, Senior Managing Director at Compass Lexicon and former assistant to the U.S. Secretary of Commerce, has published an economic report documenting positive impact, submitted compelling congressional testimony, and published a persuasive op-ed.

•	Notables from across the Political Spectrum: Members of the Congressional Black Caucus, Grover Norquist’s Americans for Tax Reform and the National Taxpayers Union have voiced support for the merger.

Tom Daschle, The Hill, Dec. 1, 2011.

By virtue of their scale, access to patient and pricing information, efficient delivery systems and partnerships with networks of retail pharmacies, PBMs are often able to deliver medicines at significant discounts. But, these two companies have taken the traditional PBM model a step further by investing in capabilities to improve patient adherence, a true benefit for patients and the healthcare system.

Mark Leavitt, Modern Healthcare, Nov. 21, 2011

Healthcare, like other modern industries, must follow the path of innovation, integration and consolidation in order to maintain quality while lowering costs.

Jonathan Orszag, The Hill, Dec. 5, 2011

The proposed Express Scripts-Medco merger will lower the merged firm’s costs, allowing it to compete more aggressively in the marketplace. Consumers will benefit from this too as it increases the incentive and ability of the merged firm to reduce prices, provide better products, and expand services in other ways. These facts are entirely consistent with textbook models taught to students in Economics 101 demonstrating that firms pass on a substantial share of any marginal cost savings

Seven members of the Congressional Black Caucus in a letter to FTC Chairman Jon Leibowitz, Nov 28, 2011

Experts have indicated that the combined company has the potential to foster greater competition among businesses and help to create new business models that will drive down the costs of health care, while enhancing access to critical drug therapies. Specifically, experts indicate that the combined Express Scripts and Medco could be better equipped to deliver value for patients nationwide by lowering prescription drug prices.

Grover Norquist, president of Americans for Tax Reform, in a letter to Sen. Herb Kohl, Dec 1, 2011

The competitive nature of PBMs has allowed companies to develop diverse methods for controlling costs and providing safe medications. Thus, the proposed merger between pharmacy benefit managers Express Scripts and Medco Health Solutions would empower patients with greater prescription choice and broader pharmaceutical information.

Duane Parde, president of the National Taxpayers Union, in a letter to Sen. Kohl, Dec 5, 2011.

On behalf of American taxpayers, I write to urge you and your colleagues on the Subcommittee to consider fully supporting the Express Scripts-Medco Health Solutions merger. This merger will permit these industry leaders to pursue greater savings on prescription medicines for patients, employers, and taxpayers.

Cautionary Statement Regarding Forward-Looking Statements

This document contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements, as they relate to Medco Health Solutions, Inc. or Express Scripts, Inc., the management of either such company or the transaction, involve risks and uncertainties that may cause results to differ materially from those set forth in the statements. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Medco and Express Scripts undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about the business and future financial results of the pharmacy benefit management and specialty pharmacy industries, and other legal, regulatory and economic developments. We use words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance” and similar expressions to identify these forward-looking statements. Actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including, but not limited to, the possibility that (1) Medco and Express Scripts may be unable to obtain stockholder or regulatory approvals required for the merger or may be required to accept conditions that could reduce the anticipated benefits of the merger as a condition to obtaining regulatory approvals; (2) the length of time necessary to consummate the proposed merger may be longer than anticipated; (3) problems may arise in successfully integrating the businesses of Medco and Express Scripts; (4) the proposed merger may involve unexpected costs; (5) the businesses may suffer as a result of uncertainty surrounding the proposed merger; and (6) the industry may be subject to future risks that are described in SEC reports filed by Medco and Express Scripts.

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the businesses of Medco and Express Scripts described in their respective Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the Securities and Exchange Commission.

Additional Information and Where to Find It

In connection with the proposed merger, Aristotle Holding, Inc., a wholly owned subsidiary of Express Scripts, Inc. filed with the SEC a registration statement on Form S-4 that includes a joint proxy statement of Medco and Express Scripts, and a prospectus of Express Scripts, as well as other relevant documents concerning the proposed merger. Stockholders are urged to read the registration statement and the proxy statement/prospectus contained therein regarding the merger and any other relevant documents as well as any amendments or supplements to those documents, because they contain important information.

The joint proxy statement/prospectus was first mailed to Medco stockholders beginning November 18, 2011. You may obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about Medco and Express Scripts, at the SEC’s Internet site (http://www.sec.gov). You may also obtain these documents, free of charge, in the Investor Relations portion of the Medco website at http://www.medcohealth.com under the heading “Investors” and then under “SEC Filings.” Copies of the proxy statement/prospectus and the SEC filings incorporated by reference in the proxy statement/prospectus can also be obtained, free of charge, by directing a request to Investor Relations, 100 Parsons Pond Drive, Franklin Lakes, NJ, 07417, 201-269-3400. Copies of Express Scripts’ SEC filings can be obtained, free of charge, by directing a request to Express Scripts, Inc., Investor Relations, One Express Way, Saint Louis, MO, 63121.